Exhibit 99.1

Contact:
Investor Relations
801-975-7200
investor_relations@clearone.com

ClearOne Reports Record 2014 Fourth-Quarter and Full-Year Revenue and Increases Cash Dividend
Q4 Non-GAAP Diluted EPS Increased 79%

SALT LAKE CITY, UTAH - March 12, 2015

Financial Highlights:

Fourth Quarter 2014 vs. 2013

•Revenue up 8% to $15.4 million
•Gross margin increased to 65%, up from 60%
•Non-GAAP operating income up 33%
•Non-GAAP net income up 77%
•Non-GAAP adjusted EBITDA up 31%

Full Year 2014 vs. 2013

•Revenue up 17% to $57.9 million, fifth consecutive year of growth
•Non-GAAP operating income up 23%
•Non-GAAP net income up 26%
•Non-GAAP adjusted EBITDA up 21%

Financial Summary

(Dollars in thousands, except per share values)	Fourth Quarter			Year
	2014	2013	Change	2014	2013	Change
Revenue	$15,351	$14,230	8%	$57,909	$49,592	17%
Gross Profit	9,917	8,549	16%	35,323	29,857	18%
Non-GAAP Operating Income	3,831	2,881	33%	10,309	8,404	23%
Non-GAAP Net Income	3,218	1,821	77%	7,206	5,710	26%
Non-GAAP Adjusted EBITDA	4,075	3,112	31%	11,324	9,331	21%
Non-GAAP Diluted EPS	$0.34	$0.19	79%	$0.75	$0.60	25%

ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, today reported financial results for the fourth quarter and year ended December 31, 2014.

For the 2014 fourth quarter, revenue increased 8% to $15.4 million, compared with $14.2 million for the fourth quarter of 2013. Gross profit rose to $9.9 million, or 65% of revenue, compared with $8.5 million, or 60% of revenue, for the fourth quarter of 2013. Non-GAAP operating income increased 33% to $3.8 million from $2.9 million for the fourth quarter of 2013. Non-GAAP net income increased 77% to $3.2 million, or $0.34 per diluted share, from $1.8 million, or $0.19 per diluted share, for the fourth quarter of 2013. Non-GAAP adjusted EBITDA increased 31% to $4.1 million, or $0.43 per diluted share, from $3.1 million, or $0.33 per diluted share, for the fourth quarter of 2013.

For the year ended December 31, 2014, revenue increased 17% to $57.9 million from $49.6 million for the prior year. Gross profit increased 18% to $35.3 million, or 61% of revenue, compared with $29.9 million, or 60% of revenue, for the twelve months ended December 31, 2013. Non-GAAP operating income increased 23% to $10.3 million from $8.4 million for the twelve months ended December 31, 2013. Non-GAAP net income increased 26% to $7.2 million, or $0.75 per diluted share, from $5.7 million, or $0.60 per diluted share, for the twelve months ended December 31, 2013. Non-GAAP adjusted EBITDA increased 21% to $11.3 million, or $1.18 per diluted share, from $9.3 million, or $0.99 per diluted share, for the twelve months ended December 31, 2013.

Cash, cash equivalents and investments totaled $33.6 million at December 31, 2014, down $9.1 million from $42.7 million at December 31, 2013 primarily due to the acquisitions of Sabine and Spontania, which closed in March and April of 2014, respectively. ClearOne continues to have no debt.

“We are very pleased to report the highest fourth-quarter and full-year revenues in our company’s history,” said Zee Hakimoglu, President and Chief Executive Officer of ClearOne. “Sales of internally developed products, combined with revenues from acquisitions completed in 2014, contributed to our strong top line performance and improved gross margin. We made solid progress enhancing efficiencies and believe our current expense structure supports our existing operations, as well as anticipated growth.

“The bookings in 2014 from Spontania, a cloud-based media collaboration solution, were at the high end of our expectations, though revenues generated from wireless microphones were less than anticipated. The wireless microphones business is poised for higher growth with the recent launch of five new models for Europe that comply with European Union standards and the imminent launch of our new series of wireless microphone systems with Dante™ audio-over-Ethernet technology.”

"Our investors can look forward to another year of strong revenue and profitability growth in 2015 as we remain focused on our vision for market success and execute on our strategy through operational discipline."

Increased Cash Dividend

In December, the company announced its first-ever cash dividend of $0.10 per share for 2014; the dividend was paid in January 2015. For the first quarter of 2015, the Board of Directors has approved an increased quarterly cash dividend of $0.035 per share which will be distributed in April 2015.

Spontania Robust Performance in Action

During the quarter, ClearOne’s carrier-grade cloud-based video collaboration software, Spontania, was selected as the exclusive video collaboration technology provider for the 2014-2015 Barcelona World Race, the first and only two crew member per boat, non-stop, around the world regatta. The competition began on December 31, 2014, and is expected to finish near the end of March, 2015, with participants relying on the Spontania to provide reliable video connections from numerous remote high seas locations with severe connectivity challenges. Spontania automatically adapts to any environment to deliver reliable communications from anywhere.

New Video Camera Launch

In December, the company launched UNITE™ PTZ Camera, an affordable, professional-grade, high-resolution 1080p60 camera that can connect directly to any standard PC or laptop through USB 3.0, eliminating the need for adapters or converters. It offers an outstanding, high-performance value compared to other, more expensive solutions on the market and works with all of ClearOne’s media collaboration solutions and network streaming applications.

Non-GAAP Financial Measures

ClearOne provides non-GAAP financial information in the form of non-GAAP operating income, non-GAAP net income, Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") and corresponding earnings per share to investors to supplement GAAP financial information. ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance. Non-GAAP operating income, non-GAAP net income, Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided below in the tables containing the reconciliation between GAAP and non-GAAP financial measures. The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections. This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for voice and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including the anticipated growth of Sabine, the company’s operating expense structure, the payment of future dividends, acquisitions or investments the company may make to fuel growth, the purchase of common stock under the company's stock repurchase program and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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http://investors.clearone.com

CLEARONE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of December 31, 2014	As of December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$7,440	$17,192
Marketable securities	6,994	3,200
Receivables, net of allowance for doubtful accounts of $58 and $129, respectively	9,916	9,378
Inventories, net	12,766	10,758
Distributor channel inventories	1,698	1,520
Deferred income taxes	4,013	3,325
Prepaid expenses and other assets	2,143	2,693
Total current assets	44,970	48,066
Long-term marketable securities	19,162	22,326
Long-term inventories, net	876	551
Property and equipment, net	2,039	1,825
Intangibles, net	7,896	3,710
Goodwill	12,969	3,472
Deferred income taxes	1,374	1,024
Other assets	117	87
Total assets	$89,403	$81,061
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,057	$2,730
Accrued liabilities	2,870	1,761
Deferred product revenue	5,004	4,158
Total current liabilities	10,931	8,649
Deferred rent	248	286
Other long-term liabilities	2,208	1,791
Total liabilities	13,387	10,726
Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 9,097,827 and 8,986,080 shares issued and outstanding	9	9
Additional paid-in capital	44,939	41,311
Accumulated other comprehensive income (loss)	(8)	23
Retained earnings	31,076	28,992
Total shareholders' equity	76,016	70,335
Total liabilities and shareholders' equity	$89,403	$81,061

CLEARONE, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands, except per share values)

	Quarter ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenue	$15,351	$14,230	$57,909	$49,592
Cost of goods sold	5,434	5,681	22,586	19,735
Gross profit	9,917	8,549	35,323	29,857

Operating expenses:
Sales and marketing	2,723	2,321	11,227	8,896
Research and product development	2,083	2,065	8,969	7,562
General and administrative	1,901	1,777	7,152	6,416
Proceeds from litigation, net	—	(367)	—	(639)
Total operating expenses	6,707	5,796	27,348	22,235

Operating income	3,210	2,753	7,975	7,622
Other income, net	38	30	254	147
Income before income taxes	3,248	2,783	8,229	7,769
Provision for income taxes	550	1,042	2,633	2,590
Net income	$2,698	$1,741	$5,596	$5,179

Basic earnings per common share	$0.30	$0.19	$0.61	$0.57
Diluted earnings per common share	$0.28	$0.19	$0.58	$0.55

Basic weighted average shares outstanding	9,118,977	8,985,518	9,166,769	9,064,340
Diluted weighted average shares outstanding	9,510,957	9,340,741	9,581,326	9,455,518

Comprehensive income:
Net income	$2,698	$1,741	$5,596	$5,179
Unrealized gain(loss) on available-for-sale securities, net of tax	(45)	56	15	23
Change in foreign currency translation adjustment	(45)	—	(45)	—
Comprehensive income	$2,608	$1,797	$5,566	$5,202

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Dollars in thousands, except per share values)

	Quarter ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenue	$15,351	$14,230	$57,909	$49,592
Cost of goods sold	5,430	5,678	22,576	19,726
Gross profit	9,921	8,552	35,333	29,866

Operating expenses:
Sales and marketing	2,696	2,302	11,140	8,822
Research and product development	2,060	2,052	8,913	7,511
General and administrative	1,334	1,317	4,971	5,129
Total operating expenses	6,090	5,671	25,024	21,462

Non-GAAP operating income	3,831	2,881	10,309	8,404
Other income, net	38	30	254	147
Income before income taxes	3,869	2,911	10,563	8,551
Provision for income taxes	651	1,090	3,357	2,841
Non-GAAP Net income	$3,218	$1,821	$7,206	$5,710

Basic Non-GAAP earnings per common share	$0.35	$0.20	$0.79	$0.63
Diluted Non-GAAP earnings per common share	$0.34	$0.19	$0.75	$0.60

Basic weighted average shares outstanding	9,118,977	8,985,518	9,166,769	9,064,340
Diluted weighted average shares outstanding	9,510,957	9,340,741	9,581,326	9,455,518

GAAP Net Income	$2,698	$1,741	$5,596	$5,179
Adjustments:
Share-based compensation	135	91	401	296
Amortization of purchased intangibles	337	143	1,210	547
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	19	98	135	332
Acquisition related expenses	129	163	588	246
Proceeds from litigation	—	(367)	—	(639)
Total of adjustments before taxes	620	128	2,334	782
Income taxes affected by the above adjustments	100	48	724	251
Total adjustments	520	80	1,610	531
Non-GAAP Net Income	$3,218	$1,821	$7,206	$5,710

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share values)

	Quarter ended December 31,		Year ended December 31,
	2014	2013	2014	2013
GAAP net income	$2,698	$1,741	$5,596	$5,179
Adjustments:
Provision for income taxes	550	1,042	2,633	2,590
Depreciation and amortization	544	344	1,971	1,327
Non-GAAP EBITDA	3,792	3,127	10,200	9,096
Proceeds from litigation	—	(367)	—	(639)
Share-based compensation	135	91	401	296
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	19	98	135	332
Acquisition related expenses	129	163	588	246
Non-GAAP Adjusted EBITDA	$4,075	$3,112	$11,324	$9,331

Basic weighted average shares outstanding	9,118,977	8,985,518	9,166,769	9,064,340
Diluted weighted average shares outstanding	9,510,957	9,340,741	9,581,326	9,455,518

Basic Non-GAAP Adjusted EBITDA per common share	$0.45	$0.35	$1.24	$1.03
Diluted Non-GAAP Adjusted EBITDA per common share	$0.43	$0.33	$1.18	$0.99